Exhibit 3.14

BY-LAWS

OF

SBARRO OF VIRGINIA, INC.

ARTICLE I

Shareholders’ Meetings

1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held, once per year calendar year at 763 Larkfield Road, Commack, New York 11725 or at such other place as designated by proper notice thereof.

2. Place of Meetings. All meetings of the shareholders shall be held at the time and place stated in the notices or waivers of notices of such meetings.

3. Special Meetings. Special meetings of the shareholders may be called at any time, for any purpose or purposes, by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten percent (10%) of the shares then outstanding and entitled to vote at such meeting.

4. Notice of Meetings. Written notice of each meeting of shareholders, whether annual or special, stating the date, place and time it is to be held, shall be served either personally or by mail, not less than five nor more than ten days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. If mailed, such notice shall be directed to each such shareholder at his address as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

5. Quorum. At all meetings of shareholders, the presence at the commencement of such meetings, in person or by proxy, of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by vote of a majority of the shares so represented may adjourn the meeting and no further notice of any adjourned meeting will be required. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

6. Voting. Except as otherwise provided by statute, or by the Articles of Incorporation, any corporate action shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

At each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote shall be entitled to one vote for each share registered in his name on the books of the Corporation.

Each shareholder entitled to vote, or to express consent or dissent without a meeting, may do so by proxy, provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

7. Conduct of Meetings. The President, if there be one, shall preside over all meetings of the shareholders. If he is not present, or there is none in office, the Chairman of the Board shall preside. If neither the Chairman of the Board nor the President is present, a Vice-President shall preside, or, if none be present, a Chairman shall be elected by the meeting. The Secretary of the Corporation shall act as Secretary of all the meetings, if he be present. If he is not present, the Chairman shall appoint a Secretary of the meeting. Whoever presides over the meeting may appoint one or more inspectors of the election to determine the qualification of voters, the validity of proxies and the results of ballots.

ARTICLE II

Board of Directors

1. Number, Election and Term of Office. The number of the directors of the Corporation shall be not variable. The number shall be not less than 3 nor more than 10. This number may be increased or decreased at any time by amendment of these By-laws.

Except as may otherwise be provided herein, the members of the Board of Directors of the Corporation shall be elected by a majority of the votes cast at a meeting of shareholders by the holders of the shares entitled to vote in the election. Each Director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

2. Duties and Powers. The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation and may exercise all powers of the Corporation, except where it is expressly provided by statute to be reserved to the shareholders.

3. Annual and Regular Meetings; Notice. A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.

The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

Notice of any regular meeting of the Board of Directors shall be required to be given to each Director.

Notice of any regular meetings shall not be required to be given to any director who shall attend such meeting without protesting, prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before of after the meeting. Notice of any adjourned meeting shall not be required to be given.

4. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or by one of the Directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

Notice of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, at least three (3) days before the day the meeting is to be held, or shall be delivered to him personally or given to him orally, not later than the day before the meeting is to be held. A notice of special meeting shall specify the purpose of the meeting.

Notice of any special meeting shall not be required to be given to any Director who shall attend such, meeting without protesting, prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

5. Quorum. At all meetings of the Board of Directors, upon proper notice, as specified in this Article II, the presence of a majority of the members of the Board shall be necessary and sufficient to constitute a quorum for the transaction of business.

6. Manner of Acting. At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock which may be held.

Except as otherwise provided by statute or by these by-laws, the action of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the Directors entitled to vote thereon and filed with the minutes of the corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

7. Vacancies. Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a Director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act, of any Director, or otherwise, may be filled for the unexpired portion of the term by a majority vote of the remaining Directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

8. Resignation. Any Director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

9. Removal. Any Director may be removed, with or without cause, at any time by the shareholders, at a special meeting of the shareholders called for that purpose. Any Director may be removed for cause by action of the Board.

10. Contracts. No contract or other transaction between this Corporation and any other corporation, firm, association or other entity shall be impaired, affected or invalidated, nor shall any Director be liable in any way, by reason of the fact that any one or more of the Directors of this Corporation is or are interested in, or is a director or officer, of such other corporation, firm, association or other entity, provided that such facts are disclosed or made known to the Board of Directors.

Any Director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no Director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such Director) of a majority of a quorum, notwithstanding the presence of any such Director at the meeting at which such action is taken. Such Director or Directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

12. Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, with such powers and authority (to the extent permitted by law) as may be provided in such resolution and these by-laws. Each such committee shall serve at the pleasure of the Board.

ARTICLE III

Officers

1. Number, Qualifications, Election and Term of Office. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers and one or more Vice-Presidents, as the Board of Directors may from time to time deem advisable. The President shall be chosen from the Board of Directors, but no other officer need be a director. Any two or more offices may be held by the same person, except the offices of President and Secretary.

The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his prior death, resignation or removal.

2. Resignation. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

3. Removal. Any officer may be removed, either with or without cause, and a successor elected by the Board at any time.

4. Vacancies. A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

5. Duties of President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the stockholders and of the Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these by-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

6. Duties of Vice-President. In the absence of the President or in event of his death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Directors.

7. Duties of Secretary. The Secretary shall keep the minutes of the meetings of shareholders and of the Directors meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each stockholder, have general charge of the stock transfer books of the Corporation and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Directors.

8. Duties of Treasurer. If required by the Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Directors.

9. Sureties and Bonds. In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

10. Shares of Other Corporations. Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice-President, or such other person as the Board of Directors may authorize.

ARTICLE IV

Shares of Stock

1. Certificate of Stock. The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares and shall be signed by (i) a Director or the President or a Vice-President, and (ii) the Secretary, or any Assistant Secretary, and may bear the corporate seal.

No certificate representing shares shall be issued until the full amount of consideration thereof has been paid, except as otherwise permitted by law.

2. Lost or Destroyed Certificates. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

3. Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

4. Authorization of Transfer Agent and Registrar. The Board of Directors may also appoint one or more Transfer Agents and Registrars and may require stock certificates to be countersigned by a Transfer Agent or registered by a Registrar or may require stock certificates to be both countersigned by a Transfer Agent and registered by a Registrar. If certificates of Capital Stock of the Corporation are signed by a Transfer Agent or by a Registrar (other than the Corporation itself or one of its employees), the signature thereon of the officers of the Corporation and the seal of the Corporation thereon may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

5. Record Date. In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date, not exceeding fifty days nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the Directors relating thereto is adopted. When determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date for the adjourned meeting.

ARTICLE V

Contracts, Loans, Checks and Deposits

1. Contracts. The Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and in behalf of the Corporation and such authority may be general or confined to specific instances.

2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Directors.

4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Directors may select.

ARTICLE VI

Amendment and Repeal of By-Laws

1. Mode of Amendment or Repeal. These By-Laws may be amended, repealed or new By-Laws adopted, by a vote of a majority of the outstanding stock at the time entitled to vote in the election of any directors, or by the affirmative vote of a majority of the members of the Board of Directors present at any meeting duly called and held at which a quorum is present, provided that a clear reference to the proposed action is contained in the notice or waiver of notice of any meeting held for such purpose. Any By-Law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as herein provided, at the next meeting of shareholders.

2. By-Laws Regulating Impending Election. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE VII

Fiscal Year

The fiscal year of the Corporation shall begin on the first day of January of each year.

ARTICLE VIII

Corporate Seal

The seal of the Corporation shall be a flat-faced circular die, of which there may be any number of counterparts, with the word “SEAL” and the name of the Corporation engraved thereon.

The undersigned Directors certify the foregoing By-laws have been adopted as the first By-laws of the Corporation.

Dated:

/s/ Mario Sbarro
Mario Sbarro

/s/ Anthony Sbarro
Anthony Sbarro

/s/ Joseph Sbarro
Joseph Sbarro

/s/ Harold Kestenbaum
Harold Kestenbaum

/s/ Bernard Zimmerman
Bernard Zimmerman